LEASE AGREEMENT

This Commercial lease Agreement ("lease") is made and effective July 01, 2009, by and between Global Alternative Capital Group, LLC ("landlord") and Euro Solar Parks, Inc. ('Tenant").

Landlord is the owner of land and improvements commonly known and numbered as 81 Elmwood Avenue, Ho-Ho-Kus, NJ 07423. Landlord makes available for lease a portion of the Office designated as 81 Elmwood Avenue (the "leased Premises").

Landlord desires to lease the leased Premises to Tenant, and Tenant desires to lease the Leased Premises from landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term.

A. Landlord hereby leases the leased Premises to Tenant, and Tenant hereby leases the same from landlord, beginning July 01, 2009 and ending upon notification ("unlimited term").

B. Both the parties, either Landlord or Tenant, may terminate this lease agreement at their sole discretion at any time. If either landlord or Tenant wish to terminate this lease agreement, each party shall exercise such termination, if at all, by giving written notice to the counter party not less than ninety (90) days prior to the date of termination.

2. Rental.

A. Tenant shall pay to landlord rental of USD 300 (three hundred United States Dollars) per month, payable in installments of a three month basis. Each installment payment shall be due in advance on the first day of each three-month-period during the lease term to Landlord at 81 Elmwood Avenue, Ho-Ho-Kus, NJ 07423.

B. The parties agree that no security deposit is required.

IN WITNESS WHEREOF, each party has caused this lease agreement, consisting of two (2) pages, to be executed in his individual or its corporate name, on its behalf, be its proper officers, duly authorized, on the day and date set forth above.

Global Alternative Capital Group, LLC
81 Elmwood Avenue, Ho-Ho-Kus, NJ 07423

Euro Solar Parks, Inc.
2533 N. Carson Street, Suite, H-302, Carson City, NV 89706

Dimitrios Argyros
Officer/Director

/s/ Dimitrios Argyros